Exhibit 10.4
                              INDEMNIFICATION AGREEMENT
                              ------------------------


       AGREEMENT between The Mead Corporation, an Ohio corporation (the "Company"), and Duane E. Collins (the
"Indemnitee").

       WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available;

       WHEREAS, Indemnitee is a director of the Company;

       WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies in today's environment;

       WHEREAS, basic protection against undue risk of personal liability of directors heretofore has been provided through insurance coverage providing reasonable protection at reasonable cost, and Indemnitee has relied on the availability of such coverage; but as a result of substantial changes in the marketplace for such insurance it has become increasingly more difficult to obtain such insurance on terms providing reasonable protection at reasonable cost;

       WHEREAS, the Regulations of the Company and the Ohio
General Corporation Law each provide that the indemnification provided therein shall not be exclusive;

       WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

       NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound, the Company and Indemnitee hereby agree as follows:

       1.     Certain Definitions.
              -------------------
              (a)    Change in Control:  shall be deemed to have
                     -----------------
              occurred if an event set forth in any one of the following paragraphs shall have occurred:

                     (i) date of expiration of a Tender Offer
              (other than an offer by the Company), if the offeror acquires Shares pursuant to such Tender Offer;
                     (ii) the date of approval by the shareholders
              of the Company of a definitive agreement: (x) for the merger or consolidation of the Company or any direct or indirect subsidiary of the Company into or with another corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent ((i) in the case of a merger or consolidation of the Company, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, or (ii) in the case of a merger or consolidation of any direct or indirect subsidiary of the Company, either by remaining outstanding if the Company continues as a parent of the merged or consolidated subsidiary or by being converted into voting securities of the surviving entity or any parent thereof) at least
              51% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, or (y) for the sale or disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned (directly or indirectly) by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition;

                     (iii) (x) any Person is or becomes the
              Beneficial Owner of 20% or more of the voting power of the then outstanding securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) (1) of paragraph (ii) above or (y) the date of authorization, by both a majority of the voting power of the Company and a majority of the portion of such voting power excluding the voting power of interested Shares, of a control share acquisition (as such term in defined in Chapter 1701 of the Ohio Revised Code); and

                     (iv) a change in the composition of the Board
              of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected, or were nominated for election, by the Company's shareholders with the affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved) no longer constitute a majority of the Board of Directors.

                     Notwithstanding the foregoing, a "Change in
              Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                     For purposes of this paragraph, the following
              terms shall have the following meanings:

                     "Affiliate" shall have the meaning set forth
              in Rule 12b-2 promulgated under Section 12 of the 1934 Act.

                     "Beneficial Owner" shall have the meaning
              defined in Rule 13d-3 under the 1934 Act.

                     "Person" shall have the meaning given in
              Section 3(a)(9) of the 1934 Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

              (b)    Claim:  any threatened, pending or completed
                     -----
action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

              (c)    Expenses:  include attorneys' fees and all
                     --------
other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal) or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event (including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing).

              (d)    Judgments:  include judgments, fines,
                     ---------
penalties and amounts paid in settlement that are paid or payable in connection with any Claim relating to any Indemnifiable Event (including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing).

              (e)    Indemnifiable Event:  any event or occurrence
                     -------------------
related to the fact that Indemnitee is or was a director of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, agent or representative of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

              (f)    Reviewing Party:  any appropriate person or
                     ---------------
body consisting of a member or members of the Company's
Board of Directors or any other person or any other person or body appointed by the Board (including the special, independent counsel referred to in Section 4) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

              (g)    Voting Securities:  any securities of the
                     -----------------
Company which vote generally in the election of directors.

       2.     Scope of Indemnification.
              ------------------------

              (a)    Basic Indemnification Arrangement.  In the
                     ---------------------------------
event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of), an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Company against any and all Judgments arising from or relating to such Claim.

              (b)    Expenses.  Any and all Expenses and any and
                     --------
all expenses referred to in Section 2(c) shall be paid by the Company promptly as they are incurred by Indemnitee (any such payment of expenses by the Company is hereinafter referred to as an "Expense Advance"). Indemnitee hereby agrees to repay the amount of Expenses so paid if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company.
Indemnitee hereby further agrees to reasonably cooperate with the Company concerning any Claim.

              (c)    Indemnification for Additional Expenses.  The
                     ---------------------------------------
Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification of Expenses or Judgments or advance payment of Expenses by the Company under this Agreement or under any other agreement, the Company's Regulations, statute or rule of law now or hereafter in effect relating to Claims for Indemnifiable
Events and/or (ii) recovery under any directors' and officers' liability insurance policy or policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

              (d)    Partial Indemnity.  If Indemnitee is entitled
                     -----------------
under any provision of this Agreement to indemnification by the Company for some or a portion of the Judgments arising from or relating to a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

              (e)    Indemnification of Successful Defense
                     -------------------------------------
                     Expenses.
                     --------
Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

       3.     Reviewing Party Determinations.
              ------------------------------

              (a)    General Rules.  Notwithstanding the
                     -------------
provisions of Section 2, the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed) and any such determination by the Reviewing Party shall be modified, to the extent necessary, to conform to such final judicial determination.

              (b)    Selection of Reviewing Party.  If there has
                     ----------------------------
not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors. If there has been such a Change in Control, the Reviewing Party shall be the special, independent counsel referred to in Section 4 hereof.

              (c)    Judicial Review.  If there has been no
                     ---------------
determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the state of Ohio having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding.
Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

              (d)    Burden of Proof.  In connection with any
                     ---------------
determination by the Reviewing Party pursuant to Section 3(a), or by a court of competent jurisdiction pursuant to
Section 3(c) or otherwise, as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish by clear and convincing evidence that Indemnitee is not so entitled.

       4.     Change in Control.  The Company agrees that if
              -----------------
there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments under this Agreement or under any other agreement, the Company's Regulations, statute or rule of law now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company within the last five years (other than in connection with such matters) or Indemnitee. Unless Indemnitee has theretofore selected counsel pursuant to this
Section 4 and such counsel has been approved by the Company, the firms on the attached Exhibit I hereto shall be deemed to satisfy the requirements set forth above, except with respect to any such firms which the Company or Indemnitee shall have engaged for any purpose at any time within the five years preceding such engagement (other than, in the case of the Company, with respect to matters concerning the rights of Indemnitee (or of other indemnitees under similar indemnity agreements) to indemnity payments). The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

       5.     No Presumption.  For purposes of this Agreement,
              --------------
the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo
                                           ----
contendere, or its equivalent, shall not create a
----------
presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

       6.     Non-exclusivity.  The rights of Indemnitee
              ---------------
hereunder shall be in addition to any other rights
Indemnitee may now or hereafter have to indemnification by the Company. More specifically, the parties intend that Indemnitee shall be entitled to indemnification to the maximum extent permitted by any or all of the following:

                            (a)    The fullest benefits provided by
                     the Company's Regulations in effect on the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit II;

                            (b)    The fullest benefits provided by
                     the Articles of Incorporation, Regulations, or Bylaws or their equivalent of the Company in effect at the time the Indemnifiable Event occurs or at the time
                     Expenses are incurred by Indemnitee;

                            (c)    The fullest benefits allowable
                     under Ohio law in effect at the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit III, or as the same may be amended to the extent that such benefits are increased thereby;

                            (d)    The fullest benefits allowable
                     under the law of the jurisdiction under which the Company exists at the time the Indemnifiable Event occurs or at the time Expenses are incurred by the Indemnitee; and

                            (e)    Such other benefits as are or may
                     be otherwise available to Indemnitee pursuant to this Agreement, any other agreement or otherwise.

The parties intend that combination of two or more of the benefits referred to in (a) through (e) shall be available to Indemnitee to the extent that the document or law providing for such benefits does not require that the benefits provided therein be exclusive of other benefits. The Company hereby undertakes to use its best efforts to assist Indemnitee, in all proper and legal ways, to obtain all such benefits to which Indemnitee is entitled.

       7.     Liability Insurance.  The rights of the Indemnitee
              -------------------
hereunder shall also be in addition to any other rights Indemnitee may now or hereafter have under policies of insurance maintained by the Company or otherwise. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director. The parties hereby acknowledge that the Company presently maintains directors' and officers' liability insurance under policies issued by the following insurers and with the following limits of liability: National Union Fire
Insurance Company of Pittsburgh ($25 million); Federal
Insurance Company ($25 million in excess of $25 million); Continental Casualty Company ($15 million in excess of $50 million); Zurich - American Insurance Company ($25 million in excess of $65 million); and Executive Risk Indemnity, Inc. of New York ($10 million in excess of $90 million).
The scope of such insurance is described in the "Executive Summary" attached hereto as Exhibit IV. The Company shall maintain such insurance coverage for so long as Indemnitee's services are covered hereunder, provided and to the extent that such insurance is available on a basis acceptable to the Company. In the event that such insurance becomes unavailable in the amount of the present policy limits or in the present scope of coverage at premium costs and on other terms acceptable to the Company, then the Company may forego maintenance of all or a portion of such insurance coverage. However, in the event of any reduction in (or cancellation of) such insurance coverage (whether voluntary or involuntary), the Company shall, and hereby agrees to, stand as a self-insurer with respect to the coverage, or portion thereof, not retained and shall indemnify the Indemnitee against any loss arising out of the reduction in or cancellation of such insurance coverage; provided that the Company's obligation as a self-insurer and indemnitor hereunder shall only extend to the first $60 million of such coverage.

       8.     Escrow Fund.  As collateral security for its
              -----------
obligations hereunder (including specifically its indemnity obligations (other than Judgments) and other obligations pursuant to Sections 2, 6 and 7) and under similar agreements with other directors, officers and representatives, in the event of a Change in Control, the Company shall dedicate and maintain, for a period of five years following the Change in Control, an escrow account in the aggregate of TEN MILLION DOLLARS ($10,000,000) by depositing assets or bank letters of credit in escrow or reserving lines of credit that may be drawn down by an escrow agent in said amount (the "Escrow Reserve"). The Company shall promptly, following establishment of the Escrow Reserve, provide Indemnitee with a true and complete copy of the agreement relating to the establishment and operation of the Escrow Reserve, together with such additional documentation or information with respect to the Escrow Reserve as Indemnitee may from time to time reasonably request. The Company shall promptly, following establishment of the Escrow Reserve, deliver an executed copy of this Agreement to the escrow agent for the Escrow Reserve to evidence to that agent that Indemnitee is a beneficiary of the Escrow Reserve and shall deliver to Indemnitee the escrow agent's signed receipt evidencing that delivery. Notwithstanding anything to the contrary contained in this Section 8, any assets deposited by the Company in the Escrow Reserve shall at all times be and remain subject to the claims of the general creditors of the Company.

       9.     Period of Limitations.  No legal action shall be
              ---------------------
brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

       10.    Liability Standards.  This Agreement shall be
              -------------------
construed on the basis of the duties owed by Indemnitee as a director of the Company, and the standards for determining liability in damages for a breach thereof, which apply to each particular Claim. The parties acknowledge that changes in such duties or such liability standards may result in an expansion or contraction of the Company's indemnification exposure hereunder.

       11.    Amendments, Etc.  No supplement, modification or
              ---------------
amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

       12.    Subrogation.  In the event of payment under this
              -----------
Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

       13.    No Duplication of Payments.  The Company shall not
              --------------------------
be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment
(under any insurance policy, the Company's Regulations or otherwise) of the amounts otherwise indemnifiable hereunder.

       14.    Binding Effect, Etc.  This Agreement shall be
              -------------------
binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Company or as a director, trustee, officer, agent or representative of any other enterprise at the Company's request.

       15.    Severability.  The provisions of this Agreement
              ------------
shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

       16.    Governing Law.  This Agreement shall be governed
              -------------
by and construed and enforced in accordance with the laws of the state of Ohio applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

       Executed and effective this 24th day of June, 1999.


                            JEROME F. TATAR
                     By     ________________________
                            Jerome F. Tatar
                            Chairman of the Board


                            DUANE E. COLLINS
                            ________________________
                            Duane E. Collins
                            Director

                                                                     Exhibit I


                              Special, Independent, Counsel


Taft, Stettinius & Hollister LLP                 Kirkland & Ellis
1800 Firstar Tower                               200 East Randolph Dr.
425 Walnut Center                                Chicago, IL  60601
Cincinnati, Ohio 45202-3957                      (312) 861-2000
(513) 381-2838

Baker & Hostetler                                Vorys, Sater, Seymour and Pease
3200 National City Center                        52 East Gay Street
1900 East Ninth Street                           P.O. Box 1008
Cleveland, Ohio 44114                            Columbus, OH  43216-1008
(216) 621-0200                                   (614) 464-6400

                                                                   Exhibit IV

                                  EXECUTIVE SUMMARY

                                 Director & Officer

                            Indemnification & Insurance



Mead provides two methods of protecting its directors:
indemnification and insurance.

                                Indemnification
                                ---------------
Under Mead's indemnification, the Company must reimburse
                                          ----
a director for expenses and attorneys fees if he or she
prevails in the defense of a claim for an indemnifiable
event.  In addition, the Company may reimburse a director
                                 ---
for expenses, attorneys' fees, settlement amounts, fines
and judgments (even if he or she does not prevail on the
claim), if Mead's Board, Mead's legal counsel, Mead's
shareholders or an appropriate court decides that the
director acted in good faith and in a manner he believed
was in, or not opposed to, Mead's best interests.  In a
criminal matter the director must have had no reason to
believe his conduct was unlawful.  Mead's Board may also
                                                --- ----
indemnify a director (regardless of whether he or she prevails in the defense of a claim), against expenses, attorneys fees, fines, settlement amounts and judgments if the Board decides such indemnification is in the best interest of Mead.

Under Ohio law, Mead may not, however, indemnify a director against fines, settlement amounts and judgments in an action brought by Mead or in a derivative action brought by a shareholder on behalf of Mead, if the director is judged to be negligent or guilty of misconduct. Mead does have insurance to protect a director in such event.

Mead may advance expenses to a director, provided he or she agrees to repay Mead if it is later determined that indemnification is not available.

                      Insurance
                      ---------
Mead carries insurance which provides two types of coverage: indemnification coverage and "D&O" coverage.
Under the indemnification coverage, the insurance carrier(s) reimburse Mead for amounts paid to indemnify directors and officers. Under the D&O, the insurance carrier pays amounts directly to the director or officer involved in the claim for nonindemnifiable acts.

These coverages have a $100 million aggregate limit.
Defense costs are included within the limit. The indemnification coverage has a $500,000 per incident deductible. The D&O coverage has no deductible. Mead currently pays $443,407 (August 1, 1999 - August 1, 2000) for the coverage, and this premium is renegotiated annually.

The following matters, among others, are excluded from coverage under the policies:

       .      Libel and slander.
       .      Gains attributable to personal profit to which a
              director was not entitled.
       .      Insider trading liability.
       .      Active and deliberate dishonesty with actual
              dishonest purpose and intent.
       .      Any claim related to or arising from pollution.
       .      Bodily injury to or sickness, disease or death of a person.
       .      Injury or destruction to tangible property.
       .      Illegal payments.
       .      Suit brought by a director or officer of Mead.

Mead's coverage does protect the directors for acts and omissions related to takeover situations, subject to policy exclusions.